SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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BRIGHAM EXPLORATION COMPANY

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BRIGHAM EXPLORATION COMPANY

6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2004

To the Stockholders of

     BRIGHAM EXPLORATION COMPANY:

      Notice is hereby given that the Annual Meeting of Stockholders of Brigham Exploration Company, a Delaware corporation, will be held on Thursday, June 3, 2004, at 1:00 p.m., local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, for the following purposes:

1.	To elect eight directors to serve until the Annual Meeting of Stockholders in 2005;

2.	To approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004;

3.	To consider and vote on a proposal to approve an amendment to the 1997 Incentive Plan to increase the number of shares of common stock available under the plan; and,

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      Only stockholders of record at the close of business on April 20, 2004 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

      You are cordially invited and urged to attend the meeting, but if you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS

Warren J. Ludlow
Secretary

April 29, 2004

Austin, Texas

Brigham Exploration Company

6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

PROXY STATEMENT

For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2004

SOLICITATION OF PROXIES

Solicitation and Revocability of Proxies

      This proxy statement is furnished to holders of our common stock, $0.01 par value, in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting of Stockholders of Brigham Exploration Company to be held on Thursday, June 3, 2004, at 1:00 p.m., local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      Shares represented by a proxy in the form enclosed, duly signed, dated and returned to us and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted (i) for the election of the Board’s nominees for directors, (ii) to approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004, (iii) to approve an amendment to the 1997 Incentive Plan to increase the number of shares of common stock available under the plan, and (iv) in accordance with the best judgment of the persons voting on any other proposals that may come before the meeting. The Board of Directors knows of no other matters, other than those stated in the foregoing notice, to be presented for consideration at the meeting or any adjournment(s) thereof. If however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

      Any stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of Brigham Exploration Company at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730, a written revocation thereof or by duly executing a proxy bearing a later date. Any stockholder attending the Annual Meeting of Stockholders may revoke their proxy by notifying the Secretary at such meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

      Definitive copies of this proxy statement, the accompanying form of proxy and our Annual Report for the year ended December 31, 2003, are being mailed on or about May 7, 2004.

      The cost of soliciting proxies will be borne by us. Our directors, officers and regular employees, in person or by mail, telephone or telegram, may make solicitation without additional compensation. We may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us.

Shares Outstanding and Voting Rights

      The close of business on April 20, 2004, is the record date used to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The only voting security outstanding, which is entitled to vote at the meeting, is our common stock, each share of which entitles the holder thereof to one vote. At the record date for the meeting, there were outstanding and entitled to be voted 39,624,881 shares of common stock. With regard to Proposal One, the eight nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as our directors. With regard to Proposals Two and Three, the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Annual Meting will be required for approval of such proposal. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the outcome for the proposals.

      Stockholders have no dissenters’ rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with Proposals One, Two or Three.

Security Ownership of Certain Beneficial Owners and Management

      The table below sets forth information concerning (i) the only persons known by us, based upon statements filed by such persons pursuant to Section 13(d) or 13(g) and/or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to own beneficially in excess of 5% of the common stock as of March 31, 2004, and (ii) the shares of common stock beneficially owned, as of March 31, 2004, by each current director, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all current directors and executive officers as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

	Shares
	Beneficially	Options
	Owned	Exercisable	Total Shares
	Excluding	within	Beneficially	Percent
Name(1)	Options	60 days	Owned(2)	of Class

Certain Beneficial Owners:
Credit Suisse First Boston(3)	13,634,882	0	13,634,882	34.4%

Directors and Executive Officers:
Ben M. and Anne L. Brigham(4)	3,207,552	112,000	3,319,552	8.4%
David T. Brigham(5)	111,450	85,000	196,450	*
A. Lance Langford(6)	41,764	40,000	81,764	*
Jeffery E. Larson(7)	31,867	92,000	123,867	*
Eugene B. Shepherd, Jr.(8)	28,367	30,000	58,367	*
Harold D. Carter	315,193	7,900	323,093	*
Stephen C. Hurley	0	6,000	6,000	*
Stephen P. Reynolds	76,527	7,900	84,427	*
Hobart A. Smith	0	6,000	6,000	*
Steven A. Webster(3)	46,900	7,100	54,000	*
R. Graham Whaling	0	6,800	6,800	*
All current directors and executive officers as a group (11 persons)	3,804,220	400,700	4,204,920	10.5%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the business address of each director and executive officer is 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730.

(2)	According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares, which the individual has the right to acquire within 60 days of March 31, 2004 through the exercise of any stock option or other right.

(3)	Credit Suisse First Boston (the “Bank”), a Swiss bank, owns directly a majority of the voting stock of Credit Suisse First Boston, Inc., a Delaware corporation (“CSFBI”). As of November 3, 2000, CSFBI acquired all of the voting stock of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, which was renamed Credit Suisse First Boston (USA), Inc. (“CSFB-USA”), and the following (along with others not listed) became funds managed by indirect subsidiaries of CSFBI: (1) DLJMB Funding III, Inc., a Delaware corporation (“Funding III”); (2) DLJ ESC II, L.P., a Delaware limited partnership (“ESC”); (3) DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership (“MBP”); (4) DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership (“DOP”); (5) DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V., a Netherlands Antilles limited partnership (“DOP-1”); (6) DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V., a Netherlands Antilles limited partnership (“DOP-2”); (7) DLJ MB Partners III GmbH & Co. KG, a German limited partnership (“MBP GmbH”); (8) Millenium Partners II, L.P., a Delaware limited partnership (“MPII”) and (9) MBP III Plan Investors, L.P., a Delaware limited partnership (“MBIII”). The Bank, on behalf of itself and its subsidiaries, to the extent that they constitute a part of the Credit Suisse Boston business unit (the “CSFB business unit”), beneficially own the following:

Funds that Hold	Common Shares

Funding III	165,457
ESC	1,854,374
MBP	9,665,434
DOP	527,358
DOP-1	176,226
DOP-2	125,534
MBP GmbH	83,287
MPII	16,632
MBIII	1,020,580

The ultimate parent company of the Bank is Credit Suisse Group (“CSG”). Due to the separate management and independent operation of its business units, CSG disclaims beneficial ownership of the reported common stock that is beneficially owned by its direct and indirect subsidiaries, including the CSFB business unit. The CSFB business unit disclaims beneficial ownership of shares of common stock beneficially owned by CSG and any of CSG’s and the Bank’s other business units. Steven A. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity that makes investments in energy companies, and has served in that capacity since 2000. The business address for Credit Suisse First Boston is 11 Madison Avenue, New York, New York, 10010.

(4)	Shares beneficially owned include 1,555,064 shares owned by Ben M. Brigham and 1,540,560 owned by Anne L. Brigham, 25,000 shares of unvested restricted stock owned by Ben M. Brigham, 15,252 shares owned by Brigham Parental Trust I (of which Mr. and Mrs. Brigham are the trustees and which is for the benefit of Ben Brigham’s mother), 16,276 shares owned by Brigham Parental Trust II (of which Mr. and Mrs. Brigham are the trustees and which is for the benefit of Anne Brigham’s parents), and 55,400 shares held by David T. Brigham, as custodian for each of Mr. and Mrs. Brigham’s four children. The address for Anne L. Brigham is 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730.

(5)	Shares beneficially owned include the following: 40,663 shares of unvested restricted stock, and 55,400 shares held as a custodian for the children of Ben M. Brigham and Anne L. Brigham.

(6)	Shares beneficially owned include the following: 39,872 shares of unvested restricted stock and 1,892 shares held in a 401K account.

(7)	Shares beneficially owned include 28,500 shares of unvested restricted stock.

(8)	Shares beneficially owned include 25,000 shares of unvested restricted stock.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Act requires our directors and officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our directors, officers and persons who own more than 10% of our outstanding common stock were met, except that a report on Form 4 for Stephen P. Reynolds was inadvertently filed late in 2004.

Compensation of Executive Officers

      Summary Compensation. The following table sets forth certain summary information concerning the compensation paid or awarded to our Chief Executive Officer and our other most highly paid executive officers who earned in excess of $100,000 in 2003 (the “named executive officers”) for the years indicated.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

				Restricted		Shares	All Other
		Salary	Bonus	Stock Awards		Underlying	Compensation
Name and Principal Position	Year	($)	($)(1)	($)		Options (#)	($)(2)

Ben M. Brigham	2003	309,805	232,353	129,000	(3)	150,000	6,924
Chief Executive Officer, President	2002	297,412	223,059	—		—	6,148
and Chairman of the Board	2001	293,282	170,000	—		50,000	6,712
Curtis Harrell(4)	2003	—	—	—		—	—
Executive Vice President and	2002	135,417	—	—		—	—
Chief Financial Officer	2001	230,084	103,936	—		50,000	—
Eugene B. Shepherd, Jr.(5)	2003	212,500	127,500	129,000	(3)	150,000	—
Executive Vice President and	2002	112,180	44,872	—		150,000	73,800
Chief Financial Officer	2001	—	—	—		—	—
Jeffrey E. Larson	2003	169,038	84,519	129,000	(3)	125,000	—
Executive Vice President —	2002	159,849	64,395	—		25,000	—
Exploration	2001	149,766	57,395	—		50,000	—
David T. Brigham	2003	182,292	91,146	129,000	(3)	125,000	—
Executive Vice President — Land	2002	173,063	70,000	—		25,000	—
and Administration and Director	2001	157,688	53,800	—		50,000	—
A. Lance Langford	2003	175,556	96,556	129,000	(3)	125,000	—
Executive Vice President —	2002	165,083	74,646	—		25,000	—
Operations	2001	157,688	45,191	—		50,000	—

(1)	Bonus amounts are stated for the period earned and not necessarily for the period in which the bonus amounts were paid.

(2)	For Mr. Brigham, consists of premiums paid by us under life and disability insurance plans of $3,030 and $3,894, respectively, in 2003; $2,903 and $3,245, respectively, in 2002; and $2,818 and $3,894, respectively, in 2001. For Mr. Shepherd, includes a moving allowance of $73,800 in connection with his relocation to Austin, Texas in 2002.

(3)	In 2003, the following shares of restricted stock were awarded to Mr. Ben Brigham, 25,000 shares, Mr. Shepherd, 25,000 shares, Mr. Larson, 25,000, Mr. David Brigham, 25,000 shares and Mr. Langford, 25,000 shares. The value shown in the table above of $129,000 was based on the closing price of our common stock as reported on the NASDAQ Stock Market on May 28, 2003 (the effective date of the restricted stock grant) of $5.160 per share. The value of the restricted stock grant at December 31, 2003, based the closing price of our common stock as reported on the NASDAQ Stock Market on December 31, 2003 of $8.029, was $200,725. The restricted shares vested 20% on January 1, 2004, and will vest an additional 20% per year on the first day of each year thereafter.

(4)	Mr. Harrell left us as Chief Financial Officer in July 2002.

(5)	Mr. Shepherd joined us as Chief Financial Officer in June 2002.

      Option Grants. The following table contains information about stock option grants to the named executive officers in 2003:

Option Grants in Last Fiscal Year

					Potential Realized Value at
					Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term(1)

	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Ben M. Brigham	150,000	16%	$6.725	10/13/2010	$668,299	$1,290,828
Eugene B. Shepherd, Jr.	150,000	16%	$6.725	10/13/2010	$668,299	$1,290,828
Jeffery A. Larson	125,000	13%	$6.725	10/13/2010	$556,916	$1,075,690
David T. Brigham	125,000	13%	$6.725	10/13/2010	$556,916	$1,075,690
A. Lance Langford	125,000	13%	$6.725	10/13/2010	$556,916	$1,075,690

(1)	Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date such options were granted, through the expiration date. For the option term ending October 13, 2010, based on the closing price on the NASDAQ Stock Market of the common stock of $8.029 on December 31, 2003, a share of the common stock would have a value on the ending dates of the option term of approximately $11.18, at an assumed appreciation rate of 5% and approximately $15.33, at an assumed appreciation rate of 10%.

      Option Exercises and Year-End Option Values. The following table provides information about the number of shares issued upon option exercises by the named executive officers during 2003, and the corresponding value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at FY-End
	Shares		Options at FY-End (#)		($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ben M. Brigham	—	—	92,000	228,000	518,118	619,412
Eugene B. Shepherd, Jr.	—	—	30,000	270,000	114,870	655,080
Jeffery A. Larson	—	—	107,000	223,000	529,603	614,142
David T. Brigham	—	—	127,000	203,000	649,773	505,022
A. Lance Langford	57,000	242,830	75,000	203,000	350,085	505,022

(1)	The value of each unexercised in-the-money option is equal to difference between $8.029, which was the closing price of our common stock as reported on the NASDAQ Stock Market on December 31, 2003, and the exercise price of the option.

Compensation Committee Report on Executive Compensation Policy

      Our executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. In addition, our compensation policy also contemplates performance-based cash bonuses.

      Cash Compensation. In determining recommendations for adjustments to our executive officers’ base salaries (excluding the Chief Executive Officer), we focus primarily on the scope of each officer’s responsibilities, each officer’s contributions to our success in moving toward our long-term goals during the twelve months immediately preceding his or her hire date, the accomplishment of goals set by the officer, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position.

      Incentive Bonus Plan. In early 2003 our Compensation Committee created an Incentive Bonus Plan for our executive officers. Under the terms of the Incentive Bonus Plan, our officers were eligible for a non-discretionary bonus. The amount of the non-discretionary bonus to be paid to each officer was solely dependent upon our obtainment of certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization), production and drilling coverage. A 2004/ 2005 Incentive Bonus Plan for our officers will be implemented soon, with 50% of the non-discretionary bonus dependent on certain drilling coverage goals, 25% dependent on certain production goals and the remaining 25% dependent on certain EBITDA goals. In certain situations, we may also pay discretionary cash bonuses, the amount of which will be determined based on the contribution of the officer to and the benefit to us of certain transaction(s) or development(s) completed during the course of the year. In addition, our officers have the opportunity to participate in our 401(k) Plan.

      Equity Compensation. The grant of stock options and restricted stock to our executive officers constitutes an important element of their long-term compensation. The grant of stock options or restricted stock increases management’s equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that equity positions in us provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and restricted stock also create an incentive for executive officers to remain with us for the long term.

      Chief Executive Officer Compensation. The factors and criteria, upon which the base salary of Ben M. Brigham, our Chief Executive Officer, is based, are similar to the criteria used in evaluating salary adjustments for our executive officers. Our Chief Executive Officer’s individual contributions include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital. In addition, the Compensation Committee reviewed compensation levels of chief executive officers at comparable companies in our industry.

      In determining the amount of annual cash bonus compensation to be paid to our Chief Executive Officer, our Compensation Committee also reviews our performance and the performance of our Chief Executive Officer for the prior fiscal year. For such purposes, our Compensation Committee utilizes a four-part formula, which the Committee believes provides a quantitative and qualitative framework to measure our performance and the performance of our Chief Executive Officer. This formula generally consists of the following components: (i) our attainment of certain threshold multiples of reserve value additions relative to drilling capital investments during the fiscal year; (ii) in the event that certain threshold coverage ratios in (i) are met, our attainment of budgeted drilling levels for the fiscal year; (iii) the number of potential future drilling locations we added to our inventory during the fiscal year; and (iv) a discretionary component to reward other performance factors that are not easily quantifiable.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. We believe that the limitation has no impact to us with respect to fiscal year 2003. All options granted to employees pursuant to our 1997 Incentive Plan are intended to qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

Employment Agreements

      We employ Ben M. Brigham under an employment agreement (the “Employment Agreement”) as our Chief Executive Officer and President for a five-year term that began in February 1997. The Employment Agreement contains rollover provisions so that at all times the term of the Employment Agreement shall be not less than three years. The agreement provides for an annual salary of $275,000, which our Board may further increase from time to time. Mr. Brigham is also entitled to an annual cash bonus, not to exceed 75% of his then current salary, determined based on criteria established by our Board. Under the Employment Agreement, Mr. Brigham is entitled to participate in any employee benefit programs that we provide to our other executive officers. The only employee benefit programs that we offer to both our officers and employees are group insurance coverage, participation in our 401(k) Retirement Plan and our 1997 Incentive Plan. If Mr. Brigham terminates his employment for good reason, which includes a material reduction of Mr. Brigham’s position without cause or his written consent, breach of a material provision of the Employment Agreement or improper notice of termination, or if we terminate Mr. Brigham without cause, we must pay Mr. Brigham a sum equal to the amount of his annual base salary that he would have received during the remainder of his employment term plus the average of the annual bonuses he received in the preceding two years times the number of years in the remainder of his employment term. Mr. Brigham’s agreement also contains a three-year non-compete and confidentiality clause with standard terms.

      On September 20, 1999 and April 9, 2003, we entered into Change of Control Agreements with certain executive officers, other than our Chief Executive Officer. Under the terms of the Change of Control Agreements, in the event that there is a “Change of Control” (as defined in the Agreement), any options which would have vested within five years of the date of the Change of Control will immediately vest. Further, under the terms of the Change of Control Agreements, in the event that there is both a Change of Control and a “Termination Event” (as defined in the Agreement) prior to the end of the “Retention Period” (as defined in the Agreement), we will pay the terminated officer a severance payment equal to two times the officer’s “Annual Base Salary” (as defined in the Agreement).

Compensation Committee Interlocks and Insider Participation

      Members of our Compensation Committee are currently Harold D. Carter, Steven C. Hurley and R. Graham Whaling. The Compensation Committee made all determinations concerning executive officer compensation for the last fiscal year. The Compensation Committee members abstained from participation in compensation determinations concerning their own compensation. None of our executive officers has served on the Board of Directors or on the compensation committee for any other entity in which any member of our Board is an officer. See “Certain Transactions” below for certain information regarding relationships between entities and us with whom members of our Compensation Committee are affiliated.

Certain Transactions

      In connection with land work necessary for certain of our 3-D exploration, drilling and development operations, we engage Brigham Land Management (“BLM”), an independent company owned and managed by Vincent M. Brigham, a brother of Ben M. Brigham, who is our Chief Executive Officer, President and Chairman of the Board, and David T. Brigham, who is a director and our Executive Vice President-Land and Administration. BLM specializes in conducting the necessary field land work relating to 3-D seismic exploration activities and to drilling and development activities. BLM performs these services using their employees and independent contractors. During 2003, we incurred costs charged by BLM of approximately $2 million. Other participants in our 3-D seismic projects reimbursed us for a portion of these amounts. At December 31, 2003, we owed BLM $262,000. In connection with our planned capital expenditure budget for 2004, we expect that the amounts paid to BLM for land services will be higher than those paid in 2003.

      Pursuant to a consulting agreement with Harold D. Carter, we paid Mr. Carter $2,500 per month and reimbursed his out-of-pocket expenses during 2003 for the performance of consulting and advisory services regarding our operations as we request. In addition to the consulting fee, pursuant to the terms of Mr. Carter’s consulting agreement, we paid Associated Energy Managers, Inc., $1,000 per month in 2003 and will continue to pay such monthly amount in 2004 to offset a portion of Mr. Carter’s office overhead expenses and to provide us with limited use of part of Mr. Carter’s office space for purposes of conducting business while our employees are in Dallas, Texas.

      From time to time, in the normal course of business, we have engaged a drilling contractor in which Steven A. Webster, one of our current directors, serves on the board of directors and owns stock. During 2003, our total payments to the drilling contractor were $1.2 million. At December 31, 2003, we owed the drilling contractor approximately $300,000.

      From time to time, in the normal course of business, we have engaged a service company in which Hobart A. Smith, one of our current directors, owns stock and serves as a consultant. Our total payments to the service company during 2003 were $478,000. At December 31, 2003, we owed the service company approximately $237,000.

      In October 2001, we entered into a Joint Exploration Agreement with Carrizo Oil & Gas, Inc. (“Carrizo”). Under the terms of this agreement the parties: (1) blended their existing oil and gas leasehold positions covering a South Texas prospect; (2) identified five separate areas of mutual interest within the prospect; and (3) agreed upon procedures for the future exploration and development of the prospect. In November and December of 2002, Carrizo and us entered into agreements that increased our interest in some of the leasehold within the South Texas prospect. Steven A. Webster, one of our current directors, was a co-founder of Carrizo and is currently chairman of Carrizo’s board of directors. At December 31, 2003, Carrizo owed us $206,000 for exploration and production activities. We owed Carrizo $50,000 at December 31, 2003.

      In November 2003, we issued 6,666,667 unregistered shares of our common stock to CSFB Private Equity. We issued the common stock to CSFB Private Equity in connection with its exercise of warrants to purchase 6,666,667 shares of our common stock for $3.00 per share. Pursuant to the warrant agreement, we required CSFB Private Equity to exercise the warrants as the average price of our common stock closed above $5.00 per share each day for 60 consecutive days. CSFB Private Equity elected to use 1,000,002 shares of Series A preferred stock to pay the $20 million exercise price. The warrants were issued in connection with our sale of $20 million of Series A — Tranche 1 preferred stock to CSFB Private Equity in November 2000. Steven A. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity that makes investments in energy companies.

      In December 2003, we issued 2,105,263 unregistered shares of our common stock to CSFB Private Equity. We issued the common stock to CSFB Private Equity in connection with its exercise of warrants to purchase 2,105,263 shares of our common stock for $4.35 per share. The original exercise price for the warrants of $4.75 was reset in December 2002, in connection with our issuance of our Series B preferred stock. Pursuant to the warrant agreement, we required CSFB Private Equity to exercise the warrants as the price of our common stock averaged at least $6.525 (150% of the exercise price of the warrants) for 60 consecutive trading days. CSFB Private Equity elected to use 457,898 shares of Series A preferred stock to pay the $9.2 million exercise price. The warrants were issued in connection with our sale of $10 million of Series A — Tranche 2 preferred stock to CSFB Private Equity in March 2001.

      In December 2003, we issued 2,298,850 unregistered shares of our common stock to CSFB Private Equity. We issued the common stock to CSFB Private Equity in connection with its exercise of warrants to purchase 2,298,850 shares of our common stock for $4.35 per share. Pursuant to the warrant agreement, we required CSFB Private Equity to exercise the warrants as the price of our common stock averaged at least $6.525 (150% of the exercise price of the warrants) for 60 consecutive trading days. CSFB Private Equity elected to use 500,002 shares of Series B preferred stock to pay the $10 million exercise price. The warrants were issued in connection with our sale of $10 million of Series B preferred stock to CSFB Private Equity in December 2002. In addition, pursuant to the terms of the Series B preferred stock, we paid CSFB Private Equity approximately $704,000 to redeem the shares of Series B preferred stock that remained outstanding after the exercise.

Performance Graph

      The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of (i) the Coredata Group Index No. 121, formerly known as the Media General Industry Group Index No. 121, “Independent Oil & Gas” (“Coredata E&P Group Index”) and (ii) the NASDAQ Market Index, December 31, 1998, through December 31, 2003. The graph assumes that the value of an investment in our common stock and each index was $100 at December 31, 1998 and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table below the graph.

COMPARE CUMULATIVE TOTAL RETURN

AMONG BRIGHAM EXPLORATION COMPANY
NASDAQ MARKET INDEX AND COREDATA E&P GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1998

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003

Brigham Exploration Company	100.00	27.84	80.69	54.55	89.45	145.98
Coredata E&P Group Index	100.00	140.10	203.31	166.14	173.97	271.35
NASDAQ Market Index	100.00	176.37	110.86	88.37	61.64	92.68

CORPORATE GOVERANCE

Code of Business Conduct and Ethics

      We adopted our Code of Business Conduct and Ethics on December 20, 2002. Our Code of Business Conduct and Ethics, a copy of which is attached as Appendix A, applies to all of our officers, directors and employees and those of our affiliates.

Board Independence

      Our business and affairs are managed by and under the direction of our Board of Directors, which exercises all corporate powers and establishes broad corporate policies. In the opinion of the Board, and as “independent” is currently defined by the NASDAQ rules, a majority of the members of our Board are independent of management and free of any relationship that would interfere with their exercise of independent judgment.

      The Board of Directors has affirmatively determined that Harold D. Carter, Stephen C. Hurley, Stephen P. Reynolds, Hobart A. Smith and R. Graham Whaling are independent.

      In addition, the Board of Directors has affirmatively determined that all the members of the audit committee satisfy the definition of “independent” prescribed by the Securities and Exchange Commission for members of an audit committee.

      The Board of Directors has affirmed that all of the members of the Nominations and Compensation Committees are independent, as independence for Nominations Committee members is defined by the NASDAQ rules.

Board Structure and Committee Composition

      In 2003, our Board of Directors held nine meetings and Steven A. Webster and Stephen P. Reynolds were each unable to attend one of these meetings. The Board formed standing Audit and Compensation Committees on February 26, 1997 and a Nominations Committee on March 6, 2003. The Audit Committee held nine meetings in 2003. The Compensation Committee met informally in conjunction with the Board’s regular quarterly meetings. All members of the Audit and Compensation Committees attended each meeting. Both the Audit and Compensation Committees conducted much of their business through unanimous written consents. Each director attended, either in person or by telephone conference, no fewer than 75% of the Board meetings held while serving as a director or committee member in 2003. The Nominations Committee had not held a meeting as of December 31, 2003. All members of the Board attended our 2003 Annual Meeting of Stockholders and the Board strongly recommends that each director attend our 2004 Annual Meeting of Stockholders.

      The following table sets forth the members of each committee.

Committee

Name	Audit	Compensation	Nominations

Ben M. Brigham
David T. Brigham
Harold D. Carter		X	X
Stephen C. Hurley		X	X
Stephen P. Reynolds	X		X
Hobart A. Smith	X
Steven A. Webster
R. Graham Whaling	X	X

Audit Committee

      The Audit Committee’s primary responsibilities are to (i) recommend our independent auditors to our Board of Directors, (ii) review with our auditors the plan and scope of the auditor’s annual audit, the results thereof and the auditors’ fees, (iii) review our financial statements and (iv) take such other action as it deems appropriate as to the accuracy and completeness of our financial records and our financial information gathering, reporting policies and procedures.

      The Board of Directors adopted a new written charter for the Audit Committee on March 9, 2004, a copy of which is attached as Appendix B. The charter is reviewed periodically to ensure that it meets all applicable legal and NASDAQ rules. The Board has determined that each member of the audit committee is financially literate and Stephen P. Reynolds possesses accounting or related financial management expertise.

Audit Committee Audit and Non-Audit Services Approval Policy

      In accordance with the policies of our Audit Committee and the requirements of law, all services to be provided by our independent auditor are pre-approved by the Audit Committee. Pre-approval is required for audit services, audit-related services, tax services and other services. Generally, pre-approvals are provided for up to a year, relate to a specific task or scope of work and are subject to a specific budget. To avoid certain conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services from its audit firm. We obtain these services from other service providers as needed. Moreover, we have historically restricted the use and scope of permissible non-audit services obtained from our audit firm. During the past two years, we have not utilized PricewaterhouseCoopers LLP for any non-audit related services.

Report of the Audit Committee

To the Stockholders

     of Brigham Exploration Company:

      As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of the financial statements. In keeping with this goal, the Board of Directors has adopted a written charter for the Audit Committee to follow. The Audit Committee adopted a new charter in March 2004.

      Independence of Audit Committee Members. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Dealers listing standards and the most recent interpretations of those standards.

      Review and Discussions. We have reviewed and discussed the audited financial statements with management. We have also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). Additionally, we have received the written disclosures and the letter from the independent accountants at PricewaterhouseCoopers LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with the independent accountants their independence.

Recommendation to Include Audited Financial Statements in Annual Report

      Based on our discussions with management and the independent accountants, and our review of the representation of management and the report of the independent accountants to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in Brigham Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee:

Stephen P. Reynolds

Hobart A. Smith
R. Graham Whaling

Compensation Committee

      The Compensation Committee exercises the power of the Board in connection with all matters relating to compensation of executive officers and the administration of our stock option programs.

Nominations Committee

      We formed a Nominations Committee on March 6, 2003. The Nominations Committee is in the process of finalizing its charter. As such, it is not known at this time whether the Nominations Committee will or will not consider nominees recommended by the stockholders, and if it will, the procedures to be followed by security holders in submitting such recommendations.

Compensation of Directors

      Fees and Expenses; Other Arrangements. Only non-employee directors are compensated for serving on our Board. Non-employee directors receive an annual retainer of $10,000 per year and receive $2,500 per meeting attended in person or $1,000 per meeting attended by phone. Directors that are members of a committee of the Board receive $1,000 for each committee meeting they attend in person or by phone. We also reimburse these directors for the expenses incurred in connection with attending meetings of the Board and its committees. See “Certain Transactions” for a discussion of a consulting agreement between Harold D. Carter and us.

      Director Stock Options. Pursuant to our 1997 Director Stock Option Plan, as amended, each newly elected non-employee director is granted an option to purchase 20,000 shares of our common stock and each non-employee director receives an option to purchase 10,000 shares of our common stock on December 31 of each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date. The options terminate seven years from the grant date, unless terminated sooner. There are currently 430,000 shares of common stock authorized and reserved for issuance pursuant to the 1997 Director Stock Option Plan. Options to purchase 160,000 shares of our common stock were granted in 2003 to our six non-employee directors pursuant to the 1997 Directors Stock Option Plan.

Communication with the Board

      Stockholders may communicate with the members of our Board by submitting correspondence to our Secretary, Attention: Name of Board Member, Brigham Exploration Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730.

PROPOSAL ONE

ELECTION OF DIRECTORS

      All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated, as proxies will have full discretion to cast votes for another person(s) designated by the Board. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

      Pursuant to the Securities Purchase Agreement dated November 1, 2000, we have to nominate one representative named by Funding III to serve as a member of the Board. Accordingly, the Board has nominated Steven A. Webster, for election as a member of the Board. On December 23, 2002, Funding III assigned its rights to designate a director to MBP.

      The eight nominees of the Board are named below. Each of the nominees has consented to serve as a director if elected. Set forth below is certain information with respect to the nominees, including information as to each nominee’s age as of March 31, 2004, position with us, business experience during the past five years and directorships of other publicly held companies.

      The Board of Directors recommends that stockholders vote FOR the election of the nominees listed below.

Nominees for Director

      Ben M. “Bud” Brigham, age 44, has served as our Chief Executive Officer, President and Chairman of the Board since we were founded in 1990. From 1984 to 1990, Mr. Brigham served as an exploration geophysicist with Rosewood Resources, an independent oil and gas exploration and production company. Mr. Brigham began his career in Houston as a seismic data processing geophysicist for Western Geophysical, Inc. a provider of 3-D seismic services, after earning his B.S. in Geophysics from the University of Texas. Mr. Brigham is the brother of David T. Brigham, Executive Vice President — Land and Administration.

      David T. Brigham, age 43, joined us in 1992 and has served as a Director since May 2003, and as Executive Vice President — Land and Administration since June 2002. Mr. Brigham served as Senior Vice President — Land and Administration from March 2001 to June 2002, Vice President — Land and Administration from February 1998 to March 2001, as Vice President — Land and Legal from 1994 until February 1998 and as Corporate Secretary from February 1998 to September 2002. From 1987 to 1992, Mr. Brigham was an oil and gas attorney with Worsham, Forsythe, Sampels & Wooldridge. For a brief period of time, before attending law school, Mr. Brigham was a landman for Wagner & Brown Oil and Gas Producers, an independent oil and gas exploration and production company. Mr. Brigham holds a B.B.A. in Petroleum Land Management from the University of Texas and a J.D. from Texas Tech School of Law. Mr. Brigham is the brother of Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board.

      Harold D. Carter, age 65, has served as a Director of on our Board and as a consultant to us since 1992. Mr. Carter has more than 40 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Energy Partners Ltd., and a director of Abraxas Petroleum Corporation, both publicly traded oil and gas companies, and Longview Production Company, a private company. Mr. Carter has a B.B.A. in Petroleum Land Management from the University of Texas and has completed the Program for Management Development at the Harvard University Business School.

      Stephen C. Hurley, age 54, has served as a Director on our Board since December 2002. Mr. Hurley is President of Hunt Oil Company and served as Executive Vice President from August 2001 to April 2004. Prior to joining Hunt Oil, Mr. Hurley served as Executive Vice President, Chief Operating Officer and a member of the board of directors for Chieftain International, Inc. from September 1995 to August 2001. Mr. Hurley holds a Masters of Science degree in Geology from the University of Arkansas and an advanced degree in business studies from Harvard University.

      Stephen P. Reynolds, age 52, has served as a Director on our Board since 1996. Mr. Reynolds is currently a private investor. Mr. Reynolds served as a special advisor to General Atlantic Partners, LLC and was associated with General Atlantic or its predecessor entities from April 1980 to 2000. Mr. Reynolds holds a B.A. in Economics from Amherst College and a Masters Degree in Accounting from New York University.

      Hobart A. Smith, age 66, has served as a Director on our Board since December 2002. Mr. Smith has been associated with Smith International, Inc. and its affiliates and predecessors, a products and services supplier to the oil and gas and petrochemical industries, in various capacities since 1965, including Vice President of Customer Relations, Assistant to the President and Vice President of Marketing. Since 1992, Mr. Smith has served as a consultant to Smith International, primarily in Customer Relations and Industry Affairs. Mr. Smith is also a director of Harken Energy Corp., a publicly traded oil and gas company. Mr. Smith has a degree in Business Administration from Claremont-McKenna College.

      Steven A. Webster, age 52, has served as a Director on our Board since November 2000. Mr. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity that makes investments in energy companies, and has served in that capacity since 2000. From 1998 to 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and from 1988 to 1998, Mr. Webster served as Chairman and Chief Executive Officer of Falcon Drilling Corporation, both offshore drilling contractors. Mr. Webster is on the board of directors of Seabulk International, Inc., a publicly traded offshore energy support, transportation and towing company, Carrizo Oil & Gas, Inc., a publicly traded oil and gas exploration and production company, Goodrich Petroleum Corporation, a publicly traded oil & gas production company, Grey Wolf Inc., a publicly traded land drilling contractor, Camden Property Trust, a publicly traded real estate investment trust, Crown Resources Corporation, a publicly traded precious metals exploration company, and Geokinetics, Inc., a public traded geophysical services provider. In addition, Mr. Webster serves as Chairman of Carrizo Oil & Gas and Crown Resources. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company, Inc., a predecessor to Transocean, Inc., and is a co-founder and original shareholder of Carrizo Oil & Gas, Inc. Mr. Webster holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School.

      R. Graham Whaling, age 49, has served as a Director on our Board since June 2001. Mr. Whaling is currently Chairman, CEO and a director of Laredo Energy, L.P. and has spent his entire career in the energy industry, as a petroleum engineer, an energy investment banker, a chief financial officer and a chief executive officer of energy companies. From May 1999 to May 2001, Mr. Whaling was a Managing Director with a specialty group within CSFB Private Equity that makes investments in energy companies. From May 1998 until May 1999, Mr. Whaling was a Managing Director with Petrie Parkman & Co. Prior to that, Mr. Whaling was the Chief Financial Officer for Santa Fe Energy where he managed the initial public offering and the spin-off of Santa Fe’s western division, a company called Monterey Resources. He was its Chairman and Chief Executive Officer until it was acquired by Texaco in 1997. Prior to 1997, Mr. Whaling spent seven years as an investment banker focusing on the energy industry with Lazard Freres & Co. and CS First Boston. Mr. Whaling worked as a petroleum engineer for nine years in the beginning of his career primarily with Ryder Scott Company, an oil and gas-consulting firm. Mr. Whaling received a B.S. degree in petroleum engineering from the University of Texas in 1977 and an M.B.A., with Distinction, from the Wharton School in 1987.

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has appointed, and recommends the approval of the appointment of, PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004. In recommending the approval by the stockholders of the appointment of PricewaterhouseCoopers LLP, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s competence and standing. PricewaterhouseCoopers LLP has been our auditor since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required, the Board believes that it is appropriate to seek stockholder approval of this appointment. If the stockholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is approved, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.

      During 2003 and 2002 we incurred the following fees with PricewaterhouseCoopers LLP:

	2003	2002

Audit fees(1)	$272,300	$157,000
Audit related fees	—	—
Tax fees	—	—
Other	—	—

Total	$272,300	$157,000

(1)	Includes $112,300 incurred for review of the financial statements included our Registration Statement filed on Form S-2.

      Unless stockholders specify otherwise in the proxy, proxies solicited by the Board will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PricewaterhouseCoopers LLP as our auditors for 2004.

      The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL THREE

AMENDMENT TO THE 1997 INCENTIVE PLAN

General

      The 1997 Incentive Plan, as amended (the “1997 Incentive Plan”), was adopted by the Board and approved by our stockholders prior to our initial public offering of common stock in 1997. Pursuant to the resolutions adopted at a regular Board meeting held on April 8, 2004, the Board adopted a proposal to amend Section 5 of the 1997 Incentive Plan, to increase the number of shares of our common stock available for issuance under the 1997 Incentive Plan from the lesser of (i) 4,387,500 or (ii) 15% of the total number of shares of common stock outstanding at any time to the lesser of (i) 5,915,414 or (ii) 15% of the total number of shares of common stock outstanding at any time. The proposal to amend the 1997 Incentive Plan is subject to stockholder approval. The 1997 Incentive Plan is attached as Appendix C.

Reasons and Principal Effects of the Proposal

      As of December 31, 2003, there were outstanding employee stock options and restricted stock awards covering 3,457,004 shares of common stock. The primary purpose of the proposal is to continue the 1997 Incentive Plan by increasing the aggregate number of shares of common stock that may be issued under the 1997 Incentive Plan, which will enable us to attract, retain and reward key employees who can have a significant effect on our success. We anticipate that we will desire to issue additional options or other rights to acquire shares of our common stock to attract and retain personnel to facilitate the continued development and expansion of our business.

Description of the 1997 Incentive Plan

      General Eligibility. Participants in the 1997 Incentive Plan are selected by such committee (the “Committee”) of the Board of Directors as is designated by the Board to administer the 1997 Incentive Plan (currently, the Compensation Committee of the Board of Directors) from among key employees who are employed by us or by our subsidiaries. “Subsidiaries” for purposes of the 1997 Incentive Plan means those corporations, partnerships, or other business entities in which we directly or indirectly own 50% or more of the voting power or, in the case of partnerships or other non-corporate business entities, capital or profits interests. Participants eligible for awards under the 1997 Incentive Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on our success or the success of our subsidiaries.

      Administration. Subject to the provisions of the 1997 Incentive Plan, the Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. The Committee reviews and considers the recommendations of our President. In addition, the Committee has the exclusive power to interpret the 1997 Incentive Plan and to adopt such rules and regulations, as it may deem necessary or appropriate in keeping with the objectives of the 1997 Incentive Plan.

      Awards. The 1997 Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock, (v) cash awards, or (vi) performance awards. Such awards may be granted singly, in combination, or in tandem as determined by the Committee. Stock options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. The Committee determines the terms, conditions, and limitations applicable to awards made pursuant to the 1997 Incentive Plan, subject to the following requirements set forth in the 1997 Incentive Plan. The price at which shares of common stock may be purchased upon the exercise of any incentive stock option will be not less than the fair market value of the common stock on the date of grant, except that if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the price at which shares of common stock may be purchased will not be less than 110% of the fair market value of the common stock on the date of grant. The price at which shares of common stock may be purchased upon the exercise of a nonqualified option will be an amount determined by the Committee, but not less than par value. A performance award will be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Committee. The maximum number of shares of common stock for which options and stock appreciation rights may be granted under the 1997 Incentive Plan to any one participant during a calendar year is 500,000.

      Rights to dividends or dividend equivalents may be extended to and made part of any award consisting of shares of common stock or units denominated in shares of common stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on dividend equivalents for awards consisting of shares of common stock or units denominated in shares of common stock.

      Adjustments. In the event of any subdivision or consolidation of outstanding shares of common stock, declaration of a dividend payable in shares of common stock or other stock split, then (i) the number of shares of common stock reserved under the 1997 Incentive Plan, (ii) the number of shares of common stock covered by outstanding awards in the form of common stock or units denominated in common stock, (iii) the exercise or other price in respect of such awards and (iv) the appropriate fair market value and other price determinations for such awards will each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization, any consolidation or merger with another corporation or entity, the adoption of any plan of exchange affecting the common stock or any distribution to holders of common stock of securities or property (other than normal cash dividends or dividends payable in common stock), the Board will make appropriate and equitable adjustments to (i) the number of shares of common stock covered by awards in the form of common stock or units denominated in common stock, (ii) the exercise or other price in respect of such awards and (iii) the appropriate fair market value and other price determinations for such awards to give effect to such transaction; provided that such adjustments will only be such as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board is authorized to issue or assume awards by means of substitution of new awards, as appropriate, for previously issued awards or to assume previously issued awards as part of such adjustment.

      Amendment and Termination. The Board may amend, modify, suspend or terminate the 1997 Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant.

      Funding of 1997 Incentive Plan. Insofar as it provides for awards of cash, common stock or rights thereto, the 1997 Incentive Plan is unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, common stock or rights thereto under the 1997 Incentive Plan, any such accounts will be used merely as a bookkeeping convenience. We will not be required to segregate any assets that may at any time be represented by cash, common stock or rights thereto, nor will the 1997 Incentive Plan be construed as providing for such segregation, nor shall we, the Board, the Committee or any of our officers or other employees be deemed to be a trustee of any cash, common stock or rights thereto to be granted under the 1997 Incentive Plan. Any liability or obligation to any participant with respect to an award of cash, common stock or rights thereto under the 1997 Incentive Plan will be based solely upon any contractual obligations that may be created by such plan and any award agreement, and no such liability or obligation will be deemed to be secured by any pledge or other encumbrance on any of our property. Neither we nor the Board, the Committee or any our officers or other employees will be required to give any security or bond for the performance of any obligation that may be created by the 1997 Incentive Plan.

Federal Income Tax Consequences

      The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the grant of awards to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of an award or shares acquired pursuant to an award also may have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult such participant’s own tax advisor with respect to the federal income tax consequences of the grant or exercise of an award, and also with respect to any tax consequences under applicable state and foreign laws.

      The 1997 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

      Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

      Income recognized upon the exercise of nonqualified stock options by employees will be considered compensation subject to withholding at the time such income is recognized, and therefore, we or one of our affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide a deduction for us (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

      The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee’s holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

      If an optionee uses already owned shares of common stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option that is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not “statutory option stock” (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee’s basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of the shares. However, if such already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee’s basis will be allocated among the shares received.

      Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option; provided, however, that to the extent that an incentive stock option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive stock option will be taxed in the same manner described above for nonqualified stock options (rather than in the manner described herein for an incentive stock option). The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee’s holding period with respect to the shares) upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the basis of the shares. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if sustained, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

      The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax.

      We are not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, we may (subject to the deduction limitations described below) deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

      If an optionee uses already owned shares of common stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock”, and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee’s basis will be allocated among such shares.

      Stock Appreciation Rights. A recipient of stock appreciation rights (“SARs”) will not recognize income for federal income tax purposes upon the grant of SARs. Generally, when SARs are exercised, the recipient will recognize ordinary income subject to withholding on the date of exercise in an amount equal to the cash (if any) and the fair market value of the shares transferred to him or her, without limitation, pursuant to SARs. We will be allowed a deduction (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the recipient due to the exercise of SARs at the time of such recognition by the recipient.

      The basis of any shares of common stock transferred to a recipient pursuant to the exercise of an SAR is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired upon exercise of SARs, the recipient will recognize long-term or short-term capital gain or loss (depending on the recipient’s holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

      Stock Awards and Restricted Stock. If an award of stock is not subject to restrictions or if the restrictions imposed upon an award of restricted stock under the 1997 Incentive Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. We will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

      If the restrictions placed upon an award of restricted stock under the 1997 Incentive Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes, in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date plus the amount of any retained distributions related to such shares, less any amount paid therefor. We will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

      If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize an amount of ordinary income at the time of the receipt of the restricted stock and we will be entitled to a corresponding deduction (subject to the deduction limitations described below) equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock. Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant’s income as compensation.

      Cash Awards. An individual who receives a cash award will recognize ordinary income subject to withholding for federal income tax purposes at the time the cash is received (or, if earlier, the date the cash is made available to the individual). We will be entitled to a deduction for the amount of the cash award at such time, subject to the deduction limitations described below.

      Dividend Equivalents. There will be no federal income tax consequences to either the participant or to us upon the grant of dividend equivalents. Generally, unless stock received pursuant to a dividend equivalent is restricted in a manner that it is both subject to a substantial risk of forfeiture and not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the common stock and the aggregate amount of cash received. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant’s income. If stock received pursuant to a dividend equivalent is restricted in a manner that it is both subject to a substantial risk of forfeiture and is not freely transferable, the participant’s and our tax consequences will be similar to the rules described above for restricted stock.

      Limitations On Compensation Deduction. Section 162(m) of the Code limits the deduction that we may take for otherwise deductible compensation payable to certain of our executive officers to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by our stockholders and meets certain other criteria. Although awards made under the 1997 Incentive Plan are intended to qualify for this deduction, there is no assurance they will satisfy such requirement.

      Accordingly, we may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to such awards.

      Section 280G of the Code limits the deductibility of certain “parachute payments” by us to disqualified individuals. Generally, “parachute payments” consist of payments in the nature of compensation made in connection with a change in control. It is possible that any accelerated vesting or payment of awards that occurs upon a change in control could be a “parachute payment” subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain “parachute payments”.

      The Board of Directors recommends that stockholders vote FOR the proposal to amend the 1997 Incentive Plan.

OTHER MATTERS

      The Board does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Stockholder Proposals

      It is contemplated that the Annual Meeting of Stockholders in 2005 will take place during the fourth week of May 2005. Stockholder proposals for inclusion in our proxy materials for the Annual Meeting of Stockholders in 2005 must be received at our principal executive office in Austin, Texas, addressed to the Secretary of Brigham Exploration Company, not later than January 7, 2005.

      With respect to stockholder proposals which are not intended to be included in our proxy materials, our bylaws provide that notice of any such stockholder proposal nominating persons for election to the Board must be received at our principal executive office not later than 90 days prior to the annual meeting; and all other stockholder proposals must be received not less than 60 nor more than 120 days prior to the meeting.

Form 10-K Annual Report

      We will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of our annual report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)-1 under the 1934 Act for our most recent fiscal year. Requests should be directed to Investor Relations, Brigham Exploration Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730.

By Order of the Board of Directors

Warren J. Ludlow
Secretary

April 29, 2004

Austin, Texas

Appendix A

BRIGHAM EXPLORATION COMPANY

(the “Company”)

CODE OF BUSINESS CONDUCT AND ETHICS

Adopted December 20, 2002

Introduction

      The Company has a long-standing commitment to conduct our business in compliance with all applicable laws and regulations and in accordance with the highest ethical principles. Among our guiding principles are honesty, integrity and quality in all that we do. This Code of Business Conduct and Ethics (the “Code”) has been provided to our employees in order to assist them in meeting our legal and ethical obligations.

      This Code sets forth standards of conduct for all officers, directors and employees of the Company and its subsidiary companies, including all full and part-time employees and certain persons that provide services on our behalf, such as agents. Throughout this Code, the term “Company” is used to refer to the enterprise as a whole, to each person within it, and to any person who represents the Company.

      This Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees of the Company. All of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with this Code. If any aspect of this Code is unclear to you, or if you have any questions or face dilemmas that are not addressed, you should ask your supervisor how to handle the situation. Because this Code discusses both our legal and ethical responsibilities, non-compliance with certain aspects of this Code could result not only in disciplinary action, but may also subject the individual offender and the Company to civil and/or criminal liability.

      If you are in, or aware of, a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 14 of this Code.

      As required by law, rule or regulation, this Code shall be made available to the public.

1.     Compliance with Laws, Rules and Regulations

      Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All employees must respect and obey the laws of each city, state and country in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

2.     Conflicts of Interest

      A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest. It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier of the Company. The best policy is to avoid any direct or indirect business connection with the Company’s customers, suppliers, or competitors, except on the Company’s behalf. Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with executive level management or the individual designated in Section 14 of this Code. Any employee, officer, or director who becomes aware of a conflict or potential conflict should bring it to the attention of the individual designated in Section 14 of this Code.

3.     Insider Trading

      Employees, officers and directors who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Company’s policy on insider trading.

4.     Corporate Opportunities

      Employees, officers, and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position, except for opportunities as to which management or the Board of Directors have been fully informed and have expressly found consistent with the Company’s business objectives. Employees, officers, and directors owe a duty to the Company to advance its legitimate interests when opportunities arise. No employee, officer or director may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly.

5.     Competition and Fair Dealing

      We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, officer and director should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice. The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be directly or indirectly offered, given, provided or accepted by any Company officer, director, employee, any family member of an employee, or any agent (acting in its capacity as such) to or from any customer, supplier or competitor of the Company unless it:

(1) is not a cash gift,

(2) is consistent with customary business practices,

(3) is not excessive in value,

(4) cannot reasonably be construed as a bribe or payoff, and

(5) does not violate any laws or regulations.

Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

6.     Discrimination and Harassment

      The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. Please refer to your employee handbook for more information on discrimination and harassment.

7.     Health and Safety

      The Company strives to provide each employee with a safe and healthy work environment. Each employee has a responsibility to maintain a safe and healthy workplace for all other employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of alcohol or illegal drugs. The use of alcohol and/or illegal drugs in the workplace creates serious health and safety risks and will not be tolerated. The use, sale, transfer, or possession of alcohol, illegal drugs, or other illegal substances is strictly prohibited while at on Company property or while on Company business. This prohibition also includes illegal or improper use of controlled substances. Reporting to work while impaired by any such substance is also strictly prohibited.

8.     Record-Keeping

      The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported. Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense may be legitimately charged to the Company, ask your supervisor. All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. Periodic and other reports (financial and otherwise) to foreign, federal, state and local government agencies must present a full, fair, accurate, timely and understandable disclosure of the Company. Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies.

9.     Confidentiality and Protection of Company Assets

      Employees, officers and directors must maintain the confidentiality of confidential information entrusted to them by the Company, its customers, partners or business associates, except when disclosure is authorized by a supervisor or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or which might be harmful to the Company or its customers, partners, or business associates if disclosed. It includes information that suppliers and customers have entrusted to us or that the Company has obligated itself to maintain in confidence. The obligation to preserve confidential information continues even after employment ends.

      Employees are obligated to protect the Company’s assets, including its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

10.     Proper use of Company Assets

      All employees, officers and directors should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used only for legitimate business purposes. Any suspected incident of fraud or theft should be immediately reported for investigation. Company charge accounts, credit cards, bank accounts and other resources are strictly limited to Company use; personal charges on Company accounts are prohibited, though nominal personal charges that occur in connection with, and are incidental to, a legitimate business purpose may be permitted if they are promptly reported and reimbursed in accordance with Company policy. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

11.     Payments to Government Personnel

      The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Consult your supervisor if you have any questions.

12.     Waivers of this Code of Business Conduct and Ethics

      Changes in or waivers of this Code may be made only by the Board of Directors of the Company or, in the case of any change in or waiver of this Code for principal executive officer, principal financial officer, principal accounting officer, controller or persons performing switch functions (“Principal Officers”), only by the independent directors on the Board of Directors of the Company. All changes in or waivers of this Code for Principal Officers will be promptly disclosed as required by law or stock exchange regulations.

13.     Reporting any Illegal or Unethical Behavior

      Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. Employees, officers and directors are required to report any violations of laws, rules, regulations or this Code in accordance with Section 14. It is the policy of the Company not to allow retaliation or retribution for reports of misconduct by others made in good faith by employees. “Good faith” does not mean that you have to be right — but it does mean that you believe that you are providing truthful information. Employees are expected to cooperate in internal investigations of misconduct.

14.     Compliance Procedures

      We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it with Warren Ludlow, Company General Counsel, by calling (512) 427-3300. If you prefer to write, address your concerns to:

            Warren J. Ludlow

               Brigham Exploration Company
               6300 Bridge Point Pkwy., Bldg. 2, Suite 500
               Austin, Texas 78730.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation or retribution of any kind against employees for good faith reports of ethical violations.

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

15.	How to Suggest Changes to this Code of Business Conduct and Ethics

      When you have suggestions for changes in this Code, please submit them properly, as indicated below, while they are fresh in mind. The form below is included for your convenience in submitting recommendations for changes via mail. If you prefer, you may use your own words, stationary, and format.

To:	Code of Business Conduct and Ethics Review

                 Brigham Exploration Company
                 6300 Bridge Point Pkwy., Bldg. 2, Suite 500
                 Austin, Texas 78730.

      I recommend the following change(s) to be made in this Code of Business Conduct and Ethics:

      Section on page

      Comments:

      This Code sets forth guidelines which all officers, directors and employees will be required to follow and any failure to comply with this Code may result in termination. However, nothing in this Code shall be construed to create a contractual right to employment where none previously existed or shall in any way alter the at-will nature an employee’s employment.

      The Company reserves the right to amend, alter, or terminate this Code or its policies at any time for any reason.

Appendix B

BRIGHAM EXPLORATION COMPANY

AUDIT COMMITTEE CHARTER

I.     Composition of the Audit Committee

      The Audit Committee of the Board of Directors of Brigham Exploration Company (the “Company”) shall be comprised of at least three directors as appointed by the Board of Directors. None of the members of the Audit Committee shall be an officer or employee of the Company or its subsidiaries, nor have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each member of the Audit Committee shall otherwise satisfy the applicable membership, independence and experience requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, and all applicable federal laws. All members of the Audit Committee should be able to read and understand financial statements and at least one member of the Audit Committee shall be a financial expert as defined by the rules and regulations of the Securities and Exchange Commission. Members of the Audit Committee shall receive no compensation other than payment for board or committee service.

II.     Purposes of the Audit Committee

      The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight over:

1. the integrity of the financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes of the Company;

2. the independent auditor’s qualifications and independence;

3. the Company’s compliance and legal and regulatory requirements; and

4. the performance of the independent auditors and the Company’s internal audit function (if applicable).

      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

III.     Meetings of the Audit Committee

      The Audit Committee shall meet as often as it determines, but not less frequently then quarterly, to discuss with management the annual audited financial statements and quarterly financial statements. The chairman of the Audit Committee shall be designated by the Board of Directors, or if no such delegation is made, shall be selected by the affirmative vote of the majority of the Audit Committee members. The Audit Committee should meet separately at least quarterly with management, the independent auditors, the internal auditor (if applicable) and as a committee. The Audit Committee may request on an unrestricted basis any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The chairman may represent the Committee in preliminary reviews of Quarterly Reports on Form 10-Q and other matters, including the approvals required between Audit Committee meeting dates, as agreed by the Committee. Any action taken by the Chairman pursuant to the preceding sentence shall be ratified by the full Audit Committee at the next Audit Committee meeting. The Audit Committee shall report its actions and any recommendations to the Board of Directors after each meeting of the Audit Committee, directly or though the chairman.

IV.     Selection of Independent Auditors

      The Audit Committee has the sole authority in the selection, retention and, when appropriate, replacement of the independent auditors of the Company and in the determination and pre-approval of audit engagement fees and non-audit engagements and fees. The independent auditors for the Company are ultimately accountable to the Audit Committee.

V.     Duties and Powers of the Audit Committee

      To carry out its purposes, and without limiting the generality of the preceding provisions, the Audit Committee shall have the following duties and powers to the extent it deems necessary or appropriate:

1. with respect to the independent auditor,

(i) to appoint, determine funding for, and oversee the outside auditors (including resolving disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

(ii) to require that the outside auditors prepare and deliver annually a formal written statement delineating all relationships between the outside auditors and the Company (“Statement as to Independence”), consistent with Independence Standards Board No. 1 (it being understood that the outside auditors are responsible for the accuracy and completeness of the Statement as to Independence);

(iii) to pre-approve the independent auditors’ provision of (a) all audit, review and attest engagements required under the securities laws; and (b) all permitted non-audit services to the Company, and to consider the effect on the independence of the independent auditors of any such services (it being understood that the Audit Committee will rely on the accuracy of the information provided by the independent auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration);

(iv) to review a formal written statement, received from the outside auditors annually, of the fees billed for each of the following categories of services rendered by the outside auditors:

•	the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year;

•	tax services for the most recent fiscal year, in the aggregate and by each service; and

•	all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service;

(v) to instruct the independent auditors that the independent auditors are ultimately responsible to, and shall report directly to, the Audit Committee;

(vi) to assess the independent auditor’s qualifications, performance and independence, including the opinion of management and the internal auditor (if applicable). Audit firm rotation (including discussion of the qualifications of other major accounting firms) and lead partner rotation should also be discussed. The results of the process set forth in the two preceding sentences should be reported to the entire Board of Directors.

(vii) to receive in its private meetings the opinion of the independent auditors on their evaluation of the quality of accounting principles used and the reasonableness of significant judgments made by management as it falls within the scope of their duties, and discuss any problems or difficulties that were encountered during the audit and any significant disagreements with management, including any waived audit adjustments.

(viii) at least annually, receive a report by the independent auditors describing:

•	the firm’s internal quality-control procedure;

•	any material issues raised by the most recent internal quality-control review; or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company in order to assess the independent auditors’ independence.

(ix) to set policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

(x) Obtain immediate notification of any matter referred to the national office of the independent auditors and receive a quarterly report on matters discussed by the independent auditors with its national office during the quarter regarding the Company.

2. with respect to financial reporting processes, principles and policies and internal controls and procedures,

(i) to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii) to discuss all related party transactions;

(iii) to discuss any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61, as may be modified or supplemented. In addition, discuss the management letter provided by the independent auditor and the Company’s response to that letter.

(iv) to inquire about significant business risks and exposure, if any, and the steps taken to monitor and minimize such risks.

(v) prior to approving the filing of the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and related earnings releases, to meet with management and the independent auditors in order to:

(a) discuss the results of the annual audit and timely quarterly reviews by the independent auditors, and review the form of opinion the independent auditors propose to render to the Board of Directors of the Company;

(b) discuss the development, selection and disclosure of critical accounting estimates and critical accounting policies, and any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors or management;

(c) discuss alternative accounting treatments that were discussed with management (including their ramifications and the independent auditor’s preferred treatment), and analyses of the effect of alternate assumptions, estimates or GAAP methods on the Company’s financial statements; and

(d) discuss other written communications between the independent auditor and management;

(e) discuss significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(f) discuss any issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(g) discuss the scope of and plan for the annual audit;

(h) discuss any other significant matters arising from any audit, report or communication, whether by management or the independent auditors, relating to the Company’s financial statements, accounting, internal controls or audit matters;

(i) review disclosures made to the Audit Committee by the Company’s CEO and CFO, during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

(j) obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

(k) discuss with the Company’s legal counsel any significant legal matters that may have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies;

3. with respect to any concerns submitted by employees or others pursuant to the Company’s Code of Business Conduct and Ethics or otherwise regarding accounting, internal accounting controls or auditing matters,

(i) to establish procedures for the receipt, retention, investigation and treatment of complaints received by the Company; and to have full and independent access to such;

(ii) to ensure the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(iii) to discuss on a regular basis the need for an internal audit department and how the internal audit function is being fulfilled in the absence of a formal internal audit department.

4. with respect to reporting and recommendations,

(i) to review this Charter at least annually and recommend any changes to the full Board of Directors for approval;

(ii) to discuss with the board of directors the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s’ code of business conduct and ethics;

(iii) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC;

(iv) to report its activities to the full board of directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary and appropriate, including recommending to the board of directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

(v) to discuss earnings press releases and financial information provided to analysts and rating agencies, at least generally, but not necessarily in advance of each release of information.

5. with respect to the foregoing, to perform any other activities consistent with this Audit Committee Charter, the Company’s governing documents, the rules of the National Association of Securities Dealers, Inc., and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

VI.     Resources and Authority of the Audit Committee

      The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews, investigations and other procedures and to retain its own special legal counsel and other experts or consultants as it deems necessary or appropriate to assist in the full performance of its functions. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of any costs incurred by the Audit Committee. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Appendix C

1997 INCENTIVE PLAN

of

BRIGHAM EXPLORATION COMPANY

(As Amended through April 8, 2004)

      1. Plan. This 1997 Incentive Plan of Brigham Exploration Company (the “Plan”) was adopted by the Board of Directors of Brigham Exploration Company (the “Company”) to reward certain key employees of the Company and its consolidated subsidiaries by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company and/or to be compensated for individual performances.

      2. Objectives. The Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

      3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

      “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

      “Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

      “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

      “Board” means the Board of Directors of the Company.

      “Cash Award” means an award denominated in cash.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” means such committee of the Board as is designated by the Board to administer the Plan.

      “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

      “Company” means Brigham Exploration Company, a Delaware corporation.

      “Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

      “Effective Date” has the meaning set forth in paragraph 18 hereof.

      “Employee” means an employee of the Company or any of its Subsidiaries.

      “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined in good faith by the Committee for such purpose.

      “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

      “Nonqualified Stock Option” means an Option that is not an Incentive Option.

      “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

      “Participant” means an Employee to whom an Award has been made under this Plan.

      “Performance Award” means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

      “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

      “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

      “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

      “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

      “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

      “Subsidiary” means (i) in the case of a corporation, any corporation in which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

      4. Eligibility. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

      5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate number of shares of Common Stock equal to the lesser of (a) 5,195,414 or (ii) 15% percent of the total number of shares of Common Stock outstanding from time to time. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards

      6. Administration.

(a) This Plan shall be administered by the Committee.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company shall be liable for anything done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

      7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

      8. Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. The Committee shall review and consider the recommendations of the President of the Company as to such Awards. Awards shall become effective only upon and after approval by the Committee. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Any provision of this Plan to the contrary notwithstanding, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Employee during a calendar year is 500,000. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(a) Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of any Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant, except that with respect to Incentive Options granted to any Participant who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the exercise price shall be not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and such Incentive Option must not be exercisable after the expiration of five years from the date such option is granted. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be such amount as shall be determined by the Committee, but not less than the par value of the Common Stock on the date of grant. The maximum number of shares of Common Stock with respect to which any Option may be granted to an Employee hereunder is the number of shares available for Awards, pursuant to paragraph 5 hereof, at the time such Option is granted. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(b) Stock Appreciation Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee.

      9. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(c) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

      10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee and to the extent permitted by the optionee’s Award Agreement, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. In addition, the Committee, at its sole discretion, may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of the exercise price of an Option.

      11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, including, withholding from other amounts payable to or with respect to the Participant by the Company. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

      12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

      13. Assignability. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of the terms in an Award Agreement pursuant to this paragraph 13 shall be null and void.

      14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate and equatable adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards, to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

      15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

      16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board, the Committee or any officer or other employee of the Company be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, the Committee or any other officer or other employee of the Company shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

      17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

      18. Effectiveness. This Plan shall be effective as of February 26, 1997, (the “Effective Date”), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the ability of the Company to issue any Incentive Options under this Plan is expressly conditioned upon the approval of the Plan by the holders of a majority of shares of Common Stock before the first anniversary of the Effective Date. If the Stockholders of the Company should fail to so approve this Plan prior to such date, the Company’s ability to issue Incentive Options under this Plan shall terminate and cease to be of any further force or effect and any and all grants of Incentive Options hereunder shall be null and void.

PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL THREE AMENDMENT TO THE 1997 INCENTIVE PLAN
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

BRIGHAM EXPLORATION COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 3, 2004

     The undersigned hereby appoints Ben M. Brigham and Warren J. Ludlow, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Brigham Exploration Company to be held at 1:00 p.m. C.S.T. on June 3, 2004 at the Company’s offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730 and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

The Board of Directors recommends that you vote
FOR the election of all nominees for election to the Board of Directors and
FOR Proposal 2 and FOR Proposal 3.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIGHAM EXPLORATION COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL 2 AND FOR PROPOSAL 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws.

(Continued, and to be marked, dated and signed, on the other side)

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1.	ELECTION OF DIRECTORS.				Nominees:
	☐	FOR all nominees listed at right (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	Ben M. Brigham David T. Brigham Harold D. Carter Stephen C. Hurley Stephen P. Reynolds Hobart A. Smith Steven A. Webster R. Graham Whaling

INSTRUCTION:	(To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)

2.	Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for the fiscal year ending December 31, 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Approval of an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock available under the Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	The transaction of such other Business as may properly come before the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Dated: , 2004
Signature(s)*

Signature if held jointly

*NOTE:	Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

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